Exhibit 99.1

VolitionRx Announces Appointment of David Kratochvil as Chief Financial Officer

NAMUR, Belgium, August 17, 2015 - VolitionRx Limited (NYSE MKT: VNRX), a life sciences company focused on developing blood-based diagnostic tests for a broad range of cancer types and other conditions, today announced the appointment of David Kratochvil as its Chief Financial Officer and Treasurer, effective August 17, 2015. Kratochvil joins VolitionRx to lead the Company’s financial strategy in preparation for increased activity related to initial market entry of its NuQ® tests in the U.S. and several markets worldwide. Kratochvil replaces Mike O’Connell, who has served as Chief Financial Officer and Treasurer on a consulting basis since July 2014 through Isosceles Finance Limited, an accounting services company he founded in 2001.

"David is an accomplished U.S.-based executive who brings a wealth of financial and capital markets expertise, and we are excited to have him join our team,” said Cameron Reynolds, President and Chief Executive Officer of VolitionRx. “We are approaching a number of key inflection points in the coming months and recognized the importance of enhancing our executive suite to effectively leverage the opportunities that lie ahead. David’s addition further strengthens the leadership within the organization, especially in the U.S., and we look forward to his contributions as we continue working toward several anticipated milestones. His very lengthy capital market experience, coupled with his strong financial background, were the key factors in his appointment to this critical role.”

Kratochvil brings more than 28 years of broad financial sector experience and leadership to his role at VolitionRx. He joins the Company from Euro Pacific Capital, where he served as Managing Director in the Corporate Finance department overseeing the firm’s investment banking efforts across a variety of sectors. At Euro Pacific since 2008, Kratochvil also served as Director of Research where he managed a team of equity analysts and increased research coverage.

Prior to Euro Pacific, Kratochvil had a lengthy career analyzing and investing in international securities. He was an international portfolio manager at Omega Advisors where he analyzed, executed and monitored investments across a variety of asset classes. Prior to joining Omega, he was a Director at Merrill Lynch Asset Management in London where he invested throughout emerging European markets. Additionally, Kratochvil founded his own advisory firm, Vista Capital Advisors, to provide global investment advice. He also worked as an equity analyst in New York, a private equity investor in Prague, and as a business tax consultant in New York.

Kratochvil earned a Master of Business Administration (MBA) in Finance and International Business from the University of Chicago’s Booth School of Business, and he holds a Bachelor of Science in Economics (BS Econ) with specialization in Finance and Accounting from University of Pennsylvania’s Wharton School.

“I am grateful to Cameron and the VolitionRx Board for the opportunity to join such a vibrant and motivated management team that has built VolitionRx from the ground up in the past five years,” said Kratochvil. “NuQ® and the Company’s proprietary Nucleosomics® technology platform have the potential to redefine the early detection of many types of cancer, make a significant impact on the industry and, most importantly, the lives of patients. I aim to give the Company a very strong focus on U.S. financial markets and assist in the business planning and financial modelling to launch the suite of NuQ® products worldwide.”

O’Connell added, “I look forward to continuing my work with VolitionRx to ensure a smooth transition of the CFO role to David, and over the longer term, to providing Group Financial Controller services through Isosceles Finance. Given the progress that VolitionRx has made in recent years and anticipated future milestones, engaging a full-time CFO was an important next step in the Company’s evolution.”

About VolitionRx

VolitionRx is a life sciences company focused on developing diagnostic tests for cancer and other conditions. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present.

VolitionRx’s goal is to make the tests as common and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests. VolitionRx’s research and development activities are currently centered in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the US and ultimately, worldwide.

Visit VolitionRx’s website (http://www.volitionrx.com) or connect with us via Twitter, LinkedIn, Facebook or YouTube.

Media Contacts

Anita Heward, VolitionRx

a.heward@volitionrx.com

Telephone: +44 (0) 7756 034243

Kirsten Thomas, The Ruth Group

kthomas@theruthgroup.com

Telephone: +1 (646) 536-7014

Investor Contacts

Scott Powell, VolitionRx

S.Powell@volitionrx.com

Telephone: +1 (646) 650-1351

Lee Roth, The Ruth Group

lroth@theruthgroup.com

Telephone: +1 (646) 536-7012

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," “aims,” “targets,” "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests" and similar expressions identify forward-looking statements.  These forward-looking statements relate to the effectiveness of the Company's bodily-fluid-based diagnostic tests as well as the Company's ability to develop and successfully commercialize such test platforms for early detection of cancer. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ® and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.